Exhibit 10.42


                                    AGREEMENT

     THIS AGREEMENT, made this __3RD__ day of __SEPTEMBER, '97__ by and between DIANON SYSTEMS, INC., its affiliates, subsidiaries, successors and assigns (collectively called hereinafter "DIANON") and Vernon L. Wells, an individual residing at 10973 Chase Lane #B, St. Louis, Missouri 63146 (hereinafter called "Employee").

     In consideration of the commencement of Employee's employment with DIANON as Vice President of Sales, the payment of compensation and benefits for such employment, and access to sensitive information, Employee and DIANON acknowledge, represent and agree to the terms and conditions set forth in this Agreement.

     (1) Employee agrees that, to the fullest extent permitted by law, for the period of one (1) year after the date of termination of employment with DIANON (for whatever reasons), Employee (a) will not solicit business on behalf of any entity which is conducting any business which competes with DIANON's business ("Competing Entity"), (b) will not solicit business from customers of DIANON,
(c) will not solicit the employment or services or any of the employees of DIANON, (d) will not, directly or indirectly, participate in the ownership, management, operation or control of any Competing Entity in the geographic area located within one hundred (100) miles of DIANON offices, or in any other geographic area in which Employee may have rendered service to DIANON during the two (2) year period prior to the termination of employment.

     (2) Employee's employment with DIANON creates a relationship of trust and confidence between the parties. Employee agrees that, during and after his/her employment with DIANON, Employee will not use or disclose, or allow anyone else to use or disclose, any confidential information relating to the products, sales and/or business affairs of DIANON or of any customer or supplier of DIANON, or any information created, discovered, or developed by or for DIANON, or acquired by DIANON, that has commercial value in DIANON's present or future business ("Confidential Information"), except as may be necessary in the performance of Employee's employment with DIANON or as may be authorized in advance by appropriate officials of DIANON. By way of illustration, but not limitation, Confidential Information includes processes, formulas, data, know-how, inventions, improvements, techniques, marketing plans, product plans, strategies, forecasts, customer lists and any other information Employee has reason to know DIANON would like to treat as confidential for any purpose. Employee agrees to keep Confidential Information secret whether or not any document containing such information is marked confidential.

     (3) All rights, title and interest in all records, documents, or files concerning the business of DIANON, including, but not limited to, biomaterials,

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processes,  letters,  trade  secrets,  laboratory  notebooks or other written or electronically recorded material, whether or not produced by the Employee, shall be and remain the property of DIANON. Upon termination of employment, the Employee shall not have the right to remove any such records from the offices of DIANON. In addition, Employee agrees to promptly return to DIANON all things of whatsoever nature that belong to DIANON, and all records (in whatsoever form, format or medium) containing or related to Confidential Information of DIANON.

     (4) Employee agrees to assign, and does hereby assign to DIANON, all of his/her right, title and interest in and to all inventions, improvements, discoveries or technical developments, whether or not patentable, which he/she solely or jointly with others, may conceive or reduce to practice during the term of his/her employment (a) which are related in whole or in part, directly or indirectly, to DIANON's product line, research and development, or field of technological or industrial specialization, or (b) in the course of utilization by DIANON of Employee's services in a technical or professional capacity in the areas of research, development, marketing, management, engineering or manufacturing, or (c) pursuant to any project of which Employee is or was a participant or member that is or was either financed or directed by DIANON, or
(d) at DIANON's expense, in whole or in part.

     (5) Employee agrees to disclose promptly to DIANON's Chief Executive Officer or his designee, all ideas, discoveries, and improvements conceived by Employee alone or in collaboration with others, and to cooperate fully with DIANON both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's or its designee's rights and interests in said invention, improvements, discoveries or developments, and to sign all papers which DIANON may deem necessary or desirable for the purpose of vesting DIANON or its designees with such rights, the expenses thereof to be paid by DIANON.

     (6) The Employee shall, while employed by DIANON, devote his/her best efforts and his/her full time to the business of DIANON.

     (7) In the event of a breach or threatened breach of the provisions in this Agreement, DIANON shall be entitled to an injunction restraining such breach, it being recognized that any injury arising from a breach would be irreparable and would have no adequate remedy at law; but nothing herein shall be construed as prohibiting DIANON from pursuing any other remedy available for such breach or threatened breach. In the event that Employee breaches or threatens a breach of this Agreement, DIANON shall be entitled to have its reasonable legal fees and costs paid by the Employee for any legal services relating to the breach or threatened breach.

     (8) This Agreement is not intended, and should not be construed in any way, as a contract of employment for a definite period of time or to limit or restrain DIANON's or the Employee's right to terminate the employment relationship at any time.


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     (9) In the event any  provision or paragraph of this  Agreement is declared to be invalid or unenforceable, then the balance of this Agreement shall remain in full force and effect.

     (10) This Agreement shall be construed and enforced in accordance with the laws of the State of Connecticut.

     (11) The foregoing contains the entire Agreement between the parties pertaining to non-competition and to confidential DIANON documents and information. No modification thereof shall be binding upon the parties unless the same is in a writing signed by the respective parties. This Agreement and all of the terms and conditions contained herein shall remain in full force during the period of employment notwithstanding any change in compensation.

     (12) Employee represents and warrants that he/she has no other agreements or commitments that would hinder or prevent performance of his/her job responsibilities with DIANON. Unless authorized to do so, Employee agrees not to disclose to DIANON or use in his/her employment with DIANON any invention or confidential information belonging to any former employer or to any other person other than DIANON.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.


Employee:                              DIANON SYSTEMS, INC.


/S/  VERNON WELLS                      By:    /S/ KEVIN C. JOHNSON
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Date:  SEPT 3, 1997                    Date:  SEPTEMBER 3, 1997
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